CONFIDENTIAL INFORMATION OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
                PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT
                      ASTERISKS (*) DENOTE SUCH OMISSIONS


                       ALUMINUM TOLL CONVERSION AGREEMENT





                                     between





                                 CLARENDON LTD.





                                       and





                           NORTHWEST ALUMINUM COMPANY














                            Dated: September 15, 1986

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Recitals......................................................................1

Terms of Agreement............................................................1

Article 1 -- Definitions......................................................1
  Section 1.1  Defined Terms..................................................1
  Section 1.2  General Provisions.............................................3

Article 2 -- Scope of NAC's Services; NAC's Responsibilities;
             Title to Residue, Slag and Conversion Process By-products........3
  Section 2.1  Services to be Rendered by NAC.................................3
  Section 2.2  NAC is Independent Contractor/Bailee...........................4

Article 3 -- Alumina Deliveries...............................................5
  Section 3.1  Provision of Alumina Inventory for Basic Tonnage
               and Renewal Tonnage............................................5
  Section 3.2  Potline No. 1..................................................6
  Section 3.3  Alumina Specifications.........................................7
  Section 3.4  Conversion Ratio...............................................7
  Section 3.5  Weights........................................................7
  Section 3.6  Transportation and Discharge Costs; Risk of Loss In Transit....8
  Section 3.7  Split Cargo....................................................8
  Section 3.8  Notices of Delivery............................................8

Article 4 - Aluminum; Releases and Shipment; Storage..........................8
  Section 4.1  Aluminum Deliveries............................................8
  Section 4.2  Aluminum Specifications........................................9
  Section 4.3  Stored Aluminum...............................................10
  Section 4.4  Releases......................................................10
  Section 4.5  Loading Costs; Shipment Arrangements and Costs................10
  Section 4.6  Transfer of Risk of Loss......................................10

Article 5 - Title to Bailed Property and NAC's Bailment Responsibilities.....11
  Section 5.1  All Title and Rights of Ownership Retained by Clarendon.......11
  Section 5.2  Prohibition Against NAC's Liens...............................11
  Section 5.3  Segregated Storage; Notices and Markings; Inventory Records...11
  Section 5.4  NAC's Liability for Loss, etc.................................12
  Section 5.5  Inventory Records.............................................12
  Section 5.6  Taxes.........................................................12

Article 6 - Tolling Charges; Payment Terms...................................12
  Section 6.1  Calculation of Tolling Charges................................12
  Section 6.2  Invoicing.....................................................14
  Section 6.3  Payment Terms.................................................14

Article 7 - Warranties; Indemnity; Remedies..................................15
  Section 7.1  Specifications Warranty.......................................15
  Section 7.2  Non-Conforming Alumina........................................15
  Section 7.3  Remedy for Non-Conforming Aluminum............................15
  Section 7.4  Remedy for Yield Short-fall...................................17
  Section 7.5  Indemnity Regarding NAC's Operation of Smelter................17
  Section 7.6  Incidental Damages, etc.......................................17

Article 8 - Force Majeure....................................................17
  Section 8.1  Force Majeure.................................................17
  Section 8.2  Effect of Force Majeure.......................................18
  Section 8.3  Notices Regarding Force Majeure...............................18

Article 9 - Termination; Effect of Termination...............................18
  Section 9.1  Termination...................................................18
  Section 9.2  Effect of Termination.........................................19

Article 10 - Termination for Default.........................................20
  Section 10.1 Grounds for Termination.......................................20
  Section 10.2 Consequences of Termination for Default.......................21

Article 11 - Acknowledgment of Lions to be Granted by Clarendon;
             Further Assurances..............................................21
  Section 11.1 Acknowledgment of Liens to be Granted by Clarendon............21
  Section 11.2 UCC Financing Statements; Further Assurances..................21

Article 12 - Assignment......................................................22
  Section 12.1 Assignments Generally.........................................22
  Section 12.2 Undertakings Regarding Bankruptcy.............................22

Article 13 - Arbitration.....................................................22
  Section 13.1 General Provisions............................................22
  Section 13.2 Initial Identification of Questions for Arbitration;
               Selection of Arbitration Panel................................23
  Section 13.3 Arbitration Procedure; Decisions..............................24
  Section 13.4 Costs of Arbitration..........................................25
  Section 13.5 Additional Questions; Limitation on Multiple Arbitrations.....25

Article 14 - Miscellaneous Provisions........................................26

  Section 14.1 Entire Agreement; Amendment...................................26
  Section 14.2 Waiver; Cumulative Rights.....................................26
  Section 14.3 Governing Law; Headings.......................................26
  Section 14.4 Consent to Jurisdiction; Service of Process...................26
  Section 14.5 Notices.......................................................27
  Section 14.6 Illegality; Severability......................................28
  Section 14.7 No Brokers....................................................29
  Section 14.8 Counterparts..................................................29

Execution....................................................................29


Schedule 1 - Chemical Specifications for Alumina.............................30
Schedule 2 - Physical Specifications for Alumina.............................31
Schedule 3 - Tolling Charges under Section 6.1.1.............................32

                       ALUMINUM TOLL CONVERSION AGREEMENT

     THIS TOLL CONVERSION AGREEMENT is entered into as of September 15, 1986 by Northwest Aluminum Company, an Oregon corporation ("MAC"), and Clarendon Ltd., a Zug, Switzerland corporation acting through its Connecticut branch ("Clarendon").

                                    Recitals

     A. Clarendon is in the business of trading metal grade alumina and aluminum ingot and product, and NAC intends to lease and operate a smelter at The Dalles, Oregon which will have the capacity to convert alumina into aluminum ingot and product.

     B. Clarendon is willing to provide NAC's alumina requirements as specified in this Agreement, and NAC is willing to convert such alumina into aluminum for the tolling charges specified in this Agreement, with NAC keeping possession of the alumina and aluminum as bailee for hire, all as more fully provided in this Agreement.

                               Terms of Agreement

The parties hereto, intending legally to be bound by this Agreement, hereby agree as follows:

                                    Article 1

                                   Definitions

     Section 1.1 Defined Terms. Terms defined in the preamble of this Agreement shall have the meanings specified therein, and each of the following terms shall have the meanings specified below:

     "Alumina" shall mean metal grade alumina (A1203 meeting the specifications referred to in Section 3.3, delivered by Clarendon to NAC - for Conversion under this Agreement.

     "Alumina Delivery" shall mean the delivery of Alumina by Clarendon to NAC on board the vessel, with duties paid, at the delivery port determined in accordance with Section 3.6.

     "Aluminum" shall mean unalloyed aluminum Converted from Alumina and meeting the specifications set forth in Section 4.2.1 or otherwise accepted by Clarendon pursuant to Section 7.3.1(i) or 7.3.3(i), or aluminum ingot meeting such specifications which NAC purchases for delivery to Clarendon under Section 7.3.1(ii), 7.3.3(ii) or 7.4, or alloyed aluminum delivered in the form of extrusion billets or sheet ingot at Clarendon's instructions pursuant to Section 4.2.3.

     "Aluminum Delivery" shall mean the delivery by NAC of Aluminum either (i) on board the carrier at the Smelter in accordance with releases given by Clarendon pursuant to Section 4.4, or (ii) to storage as provided in Section 4.3.

     "Applicable Laws" shall mean any applicable Federal, state, county and municipal or other local laws, codes, rules and regulations; any applicable judgments, decrees, writs and injunctions of any court, arbitration panel, arbitrator or Regulatory Authority; and any applicable orders, licenses, permits, directives or other actions of any Regulatory Authority.

     "Arbitration Panel" - as defined in Section 13.1.

     "Bailed Property" shall mean Alumina from the point of delivery to NAC (including without limitation Alumina in transit to the Smelter or in process), Aluminum up to the point of delivery by NAC on board a carrier at the Smelter (including without limitation Aluminum in process or in transit to storage, Stored Aluminum, and any Aluminum resulting from purchases by NAC pursuant to Sections 7.3.1(ii), 7.3.3(ii) and 7.4), or any combination of the foregoing, but specifically does not include any residue, slag or Conversion process by-products.

     "Basic Tonnage" as defined in Section 3.1.1.

     "Claiming Party" as defined in Section 13.2.

     "Conversion" shall mean the electrolytic smelting of Alumina into Aluminum, and the verb "Convert" shall have the corresponding meaning.

     "Destination Plant" shall mean the unloading dock or rail siding at a plant at any U.S. destination, or at any U.S. port of export, in each case as specified by Clarendon in shipping instructions given pursuant to Section 4.4.

     "Force Majeure" - as defined in Section 8.1.

     "Lien" shall mean any mortgage, pledge, lien, charge, encumbrance, lease or security interest.

     "Loan Agreement" shall mean the Loan Agreement dated the date of this Agreement between Clarendon as lender and NAC as borrower.

     "Metric Ton" and "MT" shall mean a unit of weight equal to one thousand (1,000) kilograms or two thousand two hundred four and six-tenths (2,204.6) Pounds.

     "Potline No. 2" shall mean the potline at the Smelter to be put into operation by NAC using, among other funds, the proceeds of the Loan Agreement; and "Potline No. 1" shall mean the other potline at the Smelter.

     "Pound" and "Lb." shall mean a unit of weight equal to sixteen (16) ounces avoirdupois.

     "Regulatory Authority" shall mean any federal, state, municipal, local or other government or any department, commission, board, agency or taxing authority thereof.

     "Renewal Tonnage" - as defined in Section 3.1.2.

     "Respondent" - as defined in Section 13.2.

     "Smelter" shall mean the aluminum reduction smelter plant located at The Dalles, Oregon which is currently owned by Martin Marietta Corporation.

     "Stored Aluminum" - as defined in Section 4.3.

     "Tolling Charges" shall mean the charges payable by Clarendon to NAC pursuant to Section 6.1.

     "UCC" shall mean the Uniform Commercial Code as adopted as of the date of this Agreement in the State of Oregon, and "UCC financing statements" and "UCC continuation statements" shall have the meanings specified in the UCC.

     Section 1.2 General Provisions. In this Agreement:

          1.2.1 References to a Section or Article not otherwise identified in this Agreement shall be construed as references to that specified Section or Article of this Agreement.

          1.2.2 References to a document (including this Agreement), or to any particular provision of a document, shall be construed as references to that document or provision as amended or supplemented from time to time upon the written agreement of the parties thereto and otherwise as provided in such document, with any further consent which may be required.

                                    Article 2

                            Scope of NAC's Services;
                    NAC's Responsibilities; Title to Residue,
                     Slag and Conversion Process By-products

     Section 2.1 Services to be Rendered by NAC. NAC shall perform the following services under this Agreement:

          2.1.1 NAC shall accept Alumina Delivery from Clarendon at the time such delivery is tendered by Clarendon, and NAC shall thereupon at its own expense unload the Alumina from the vessel, transport the Alumina to the Smelter premises and store the Alumina at the Smelter in compliance with Section 5.3 until NAC Converts the Alumina as provided in this Agreement.

          2.1.2 NAC shall use its best efforts and take all reasonable steps necessary to ensure that the output of Potline No. 2 (and, if applicable under Section 3.2, Potline No. 1) shall be approximately forty thousand (40,000) NT per twelve-month period, subject to (a) start-up adjustments acceptable to Clarendon, and (b) Clarendon's satisfying its Alumina Delivery obligations under
Section 3.1.4.

          2.1.3 NAC shall make Aluminum Delivery promptly after Conversion and, in the case of Stored Aluminum, NAC shall thereafter load the specified quantity of Stored Aluminum on board the carrier promptly upon Clarendon's request under
Section 4.4.

     Section 2.2 NAC is Independent Contractor/Bailee. NAC's duties and performance under this Agreement shall be those of an independent contractor for Conversion of Alumina and a bailee for hire of the Bailed Property, and nothing in this Agreement shall be deemed to make Clarendon a partner, joint venturer or otherwise liable for the performance of NAC's obligations under this Agreement or with respect to the Smelter's operations or otherwise. Without limiting the generality of the foregoing:

          2.2.1 NAC shall provide, at its own cost and risk, all requisite electrical power, materials (other than Alumina to the extent required to be delivered by Clarendon under this Agreement) and labor for Conversion.

          2.2.2 NAC shall be solely responsible for its employees' compensation, benefits and well-being, in accordance with all Applicable Laws and any contractual arrange ments which NAC may have or hereafter enter into, and Clarendon shall have no responsibility for any claims by NAC's employees for workers' compensation, or for any acts or negligence of NAC or any of NAC's employees or agents.

          2.2.3 NAC shall be exclusively responsible for, and agrees to comply with, all Applicable Laws relating to its ownership, lease or other interest in, or its operation of, the Smelter and its equipment and facilities, and all activities incident to the Conversion to be performed under this Agreement. Without limiting the foregoing, NAC shall have title to all residue and slag resulting from Conversion of the Alumina and all Conversion process by-products of the Alumina, and NAC shall dispose of the same in accordance with all Applicable Laws.

                                    Article 3

                               Alumina Deliveries

     Section 3.1 Provision of Alumina Inventory for Basic Tonnage and Renewal Tonnage.

          3.1.1 Beginning on the "Facility Commencement Date" under the Loan Agreement Clarendon shall make Alumina Deliveries to NAC in the amounts and at the times required to permit the full operation of Potline No. 2 (and, if applicable under Section 3.2, to supply all the requirements for the full operation of Potline No. 1) through September 30, 1989. The aggregate quantity of Aluminum required to be produced from such Alumina Deliveries shall be collectively called the "Basic Tonnage", which term shall include any Aluminum expected to be delivered prior to September 30, 1989 at the time of the relevant Alumina Delivery but which was delivered thereafter for whatever reason.

          3.1.2 Clarendon shall have the option to require NAC to Convert Alumina into Aluminum for one or more additional periods, as provided more fully in clauses M and (ii) of this Section 3.1.2, in which event Clarendon shall make Alumina Deliveries to NAC in the amounts and at the times required to permit the full operation of Potline No. 2 (and, if applicable under Section 3.2, to supply all the requirements for Potline No. 1) for the periods in question. The aggregate quantity of Aluminum required to be produced from such Alumina Deliveries shall be collectively called the "Renewal Tonnage", which term shall include any Aluminum which at the time of the relevant Alumina Delivery was expected to be delivered prior to the end of the last period for which Clarendon has exercised its option but which was delivered thereafter for whatever reason.

               (i) Clarendon shall have the option to require NAC to Convert Alumina into Aluminum, as provided above in this Section 3.1.2, from October 1, 1989 through September 30, 1991 by giving written notice to NAC to that effect on or prior to April 1, 1989.

               (ii) If Clarendon exercises the option described in clause M and if the term of the Smelter Lease Agreement (as defined in the Loan Agreement) is extended beyond September 30, 1991 by reason of a delay in the closing for NAC's acquisition of the Smelter, Clarendon shall have the option to require NAC to Convert Alumina into Aluminum, as provided above in this Section 3.1.2, from October 1, 1991 through the date on which NAC acquires the Smelter by giving written notice to NAC to that effect on or prior to July 1, 1991, provided that Clarendon may terminate its obligation to make Alumina Deliveries after September 30, 1991 upon at least three (3) months' prior notice to NAC.

          3.1.3 Scheduling of Alumina Deliveries shall be determined as follows:

               (i) Clarendon and NAC shall confer promptly upon execution of this Agreement for the purpose of reaching mutual agreement as to the schedule for Alumina

Deliveries and the amount of Alumina inventory required at the Smelter during the period ending December 31, 1987.

               (ii) Clarendon and NAC shall agree by no later than September 30 of each calendar year (starting September 30, 1987) on the schedule for Alumina Deliveries and the amount of Alumina inventory required at the Smelter during the following calendar year, without regard to Clarendon's possible exercise of its rights under Section 3.1.2 or 3.2.

               (iii) Promptly upon Clarendon's exercise of its rights under
Section 3.1.2 with respect to Renewal Tonnage or under Section 3.2 with respect to Alumina Deliveries for operation of Potline No. 1, Clarendon and NAC shall confer for the purpose of reaching mutual agreement on amending the existing and any prospective agreed-upon schedule for Alumina Deliveries to reflect the changes required by Clarendon's exercise of such rights.

When determining the scheduling of Alumina Deliveries as required under clauses
(i) - (iii) above, the parties shall give due consideration of the capacity of the Alumina storage facilities at the Smelter and the amount of Alumina required to be kept on hand at all times to permit the full operation Potline No. 2 (and, if applicable under Section 3.2, Potline No. 1) on an uninterrupted basis. The parties shall use their best efforts to schedule Alumina Deliveries in substantially equal quantities and as equally spaced as commercially reasonable.

          3.1.4 Clarendon shall make Alumina Deliveries in compliance with the agreed-upon schedule then applicable under Section 3.1.3, subject to modifications jointly agreed upon by NAC and Clarendon. If NAC incurs extra cost by reason of Clarendon's failure to meet its Alumina Delivery obligation under any agreed-upon schedule, subject to modification as provided above, Clarendon shall pay to NAC an amount sufficient to compensate NAC for its excess costs so incurred, provided that NAC shall keep complete records with respect to such excess costs and shall provide Clarendon access to or copies of such records promptly upon Clarendon's request.

          3.1.5 For purposes of this Section 3.1, "full operation" of a Potline shall mean the operation permitting the production of Aluminum in the amounts specified in Section 2.1.2.

     Section 3.2 Potline No. 1.

          3.2.1 Clarendon shall have the option, exercisable by notice to NAC, to require NAC to operate Potline No. 1 on the condition that Clarendon provides additional financing to NAC for the excess of (x) the amount determined by the parties as being reasonably anticipated to cover NAC's startup costs and increased working capital needs resulting from operating Potline No. 1, over (y) any NAC funds on hand available for such purpose and the cash flow determined by the parties as being reasonably anticipated to be generated by the operation of Potline No. 1. If Clarendon exercises such option, NAC shall enter into a financing arrangement with Clarendon for the net amount of required additional financing under substantially the same terms as the Loan Agreement, and thereafter Clarendon shall supply the

Alumina requirements for operating Potline No. 1 and NAC shall Convert such Alumina Deliveries and make Aluminum Deliveries as provided in Section 3.1.

          3.2.2 NAC may commence operating Potline No. 1 without the financial assistance of Clarendon as specified in Section 3.2.1 and contract for the sale, tolling or other arrangements regarding the product of Potline No. 1, provided that NAC is fully performing its obligations under this Agreement with respect to Potline No. 2, and its obligations under the Loan Agreement, at the time. If NAC wishes to commence operating Potline No. 1 as provided above, NAC shall give Clarendon notice to that effect not less than ninety (90) days prior to the anticipated start-up date, which shall also be specified in its notice. Clarendon shall have the option, exercisable by notice to NAC no later than sixty (60) days prior to the anticipated start-up date specified in NAC's notice, (a) to increase the Basic Tonnage by a quantity of Aluminum equal to the output of Potline No. 1 during the period from such start-up until September 30, 1989, and/or (b) if NAC is at that time (or thereafter) required to Convert any Renewal Tonnage under this Agreement, to increase the Renewal Tonnage by a quantity of Aluminum equal to the output of Potline No. 1 during the period in which NAC is required to Convert Renewal Tonnage. Upon Clarendon's exercise of either of the above options, the quantity of Alumina to be delivered by Clarendon shall be increased by the amount required to permit Conversion of the increase in the Basic Tonnage and/or the Renewal Tonnage.

          3.2.3 If Potline No. 1 is restarted and Clarendon is obligated to provide Alumina for its operation, the provisions of Section 4.2.1(ii) shall be applicable with respect to Aluminum produced by Potline No. 1 during the first five (5) months after Potline No. 1's start-up.

     Section 3.3 Alumina Specifications. The Alumina to be delivered under this Agreement shall be metallurgical grade sandy alumina produced by Alcoa of Australia, Worsley, Gove or QAL, conforming to the chemical and physical specifications set forth in Schedules 1 and 2, respectively, unless otherwise agreed in writing by NAC and Clarendon. The determination of chemical and physical specifications at load-port shall be final, and NAC shall have the right, at its own expense and upon at least thirty (30) days' prior notice to Clarendon, to have its own representative present at such determination.

     Section 3.4 Conversion Ratio. NAC shall be obligated to deliver one (1) Pound of Aluminum for each one and ninety-four hundredths (1.94) Pounds of Alumina delivered by Clarendon for Conversion pursuant to this Agreement. Similarly, the inventory of Alumina in NAC's custody shall be deemed to be reduced, at the time of Aluminum Delivery, by one and ninety-four hundredths (1.94) Pounds for each Pound of Aluminum delivered.

     Section 3.5 Weights. Subject to Section 3.7 in the event of split cargoes, the weight of Alumina delivered under this Agreement shall be determined by means of a draft survey taken upon loading, and such draft survey shall be conclusive as to the loaded weight of Alumina. NAC shall have the right, at its own expense and upon at least thirty (30) days' prior notice to Clarendon, to have its own representative present at such determination.

     Section 3.6 Transportation and Discharge Costs; Risk of Loss In Transit.

          3.6.1 All risk of loss to and costs of transporting Alumina to the port for Alumina Delivery shall be borne by Clarendon (subject to Section 3.6-2), and NAC shall be responsible for the risk and costs of discharging the Alumina from the vessel and transporting the Alumina to the Smelter and for all other charges incurred after Alumina Delivery; provided that, with respect only to Alumina for which Tolling Charges are to be calculated under Section 6.1.1 (including pursuant to Clarendon's election under Section 6.1.3), Clarendon shall pay to NAC *** Dollars ($***) per Metric Ton of Alumina as its contribution towards such costs to be paid by NAC.

          3.6.2 NAC shall designate, by at least sixty (60) days' prior notice to Clarendon, the delivery port for each scheduled Alumina Delivery from among the following ports: Portland, Oregon or Vancouver, Tacoma or Longview, Washington; provided that NAC shall have the right to designate any other reasonable U.S. West Coast port in its above notice to Clarendon and in such event all excess transportation charges incurred by Clarendon as a result of the Alumina Delivery at such other port shall be borne by NAC.

          3.6.3 NAC agrees to discharge Alumina from the delivering vessel at a rate not less than six thousand (6,000) Metric Tons per Weather Working Day, Sundays and Holidays Included ("WWDSHINC"). NAC shall indemnify and hold Clarendon harmless from all losses, liability or expenses arising from any failure to discharge Alumina at such rate.

     Section 3.7 Split Cargo. Clarendon shall give written advice to NAC if a particular Alumina Delivery represents less than the total amount of alumina loaded on the delivering vessel, and in such event the weight of the Alumina Delivery for purposes of Section 3.5 shall be determined by multiplying (x) the original bill of lading weight for the entire alumina cargo at the port of loading, by (y) the percentage of such alumina cargo received by NAC as determined on the basis of out-turn draft surveys at the time of unloading.

     Section 3.8 Notices of Delivery. Within one (1) working day after each Alumina Delivery NAC shall give notice to Clarendon of NAC's receipt of the Alumina, Delivery and shall thereupon, if requested by Clarendon, issue to the order of Clarendon a warehouse receipt in form and substance satisfactory to Clarendon for such Alumina.

                                    Article 4

                             Aluminum; Releases and
                                Shipment; Storage

     Section 4.1 Aluminum Deliveries. NAC shall provide the Basic Tonnage and (if applicable) the Renewal Tonnage to Clarendon by Aluminum Deliveries in accordance with the releases given by Clarendon pursuant to Section 4.4.

     Section 4.2 Aluminum Specifications.

          4.2.1 Subject to Sections 7.3.1(i) and 7.3.3(i), Aluminum delivered by NAC under this Agreement as T-ingots or sows, or aluminum product used by NAC to produce extrusion billets or sheet ingot as may be required by Clarendon under
Section 4.2.3, shall satisfy the following specifications:

               (i) unalloyed (Alcoa P1020) aluminum containing not less than 99.7% aluminum, and not more than 0.10% silicon and 0.20% iron, or

               (ii) to the extent that during the first five (5) months after the restarting of Potline No. 2 NAC is unable to produce Aluminum meeting the aluminum requirements of clause (i), NAC may deliver as "Aluminum" unalloyed (Alcoa P1535) aluminum containing not less than 99.5% aluminum, provided that NAC shall use its best efforts to minimize the amount of Aluminum containing 99.5% aluminum during such initial five-month period.

          4.2.3 Aluminum shall be at Clarendon's option in the form of sows or T-ingots, or (at an additional charge as provided below) in the form of extrusion billets or sheet ingot. Clarendon may require NAC to deliver T-ingots or sows weighing less than the nominal standard of one thousand five hundred (1,500) Pounds each. Clarendon will advise NAC of its shape requirements prior to commencement of the month of Aluminum Delivery scheduled for such Aluminum. If Clarendon elects to require that all or a portion of Aluminum to be delivered in a particular month be in the form of extrusion billets or sheet ingot, then:

               (i) In addition to the Tolling Charge incurred under Section 6.1, Clarendon shall reimburse NAC for the additional direct production costs actually incurred by NAC in casting the extrusion billets or sheet ingot in accordance with Clarendon's instructions. Such reimbursable costs shall be adjusted to reflect due allowance for melt loss and additional alloying components, and shall be reduced by the amount of the direct production costs which would have been incurred by NAC had the relevant Aluminum been delivered in the form of sows or T-ingots. Such reimbursable costs shall also include any adjustments agreed to by the parties to reflect NAC's additional capital costs incurred in order to produce such extrusion billets or sheet ingot (as provided more fully below in this Section 4.2.3)

               (ii) In its invoice to Clarendon under Section 6.2 NAC shall include an itemization of the additional production-related costs for casting extrusion billets or sheet ingot and the cost savings referred to in clause (i). NAC shall keep complete records with respect to such additional costs and cost savings, and shall provide Clarendon access to or copies of such records promptly upon Clarendon's request.

Nothing in this Section 4.2.3 shall entitle Clarendon to require NAC: to provide Aluminum as extrusion billets or sheet ingot in a form which cannot be produced using NAC's then existing facilities at the Smelter, and the parties shall confer on the proper adjustment to the charges payable by Clarendon under clause (i) above if NAC incurs capital costs at Clarendon's request to permit NAC to provide Aluminum in the requested form of extrusion billets or sheet ingot.

     Section 4.3 Stored Aluminum. If Clarendon does not take immediate delivery of any quantity of Aluminum, NAC will deliver such Aluminum into storage as provided in Section 5.3, and upon such delivery into storage such Aluminum shall constitute "Stored Aluminum" for purposes of this Agreement. Subject to release by Clarendon pursuant to Section 4.4, NAC shall at its sole risk and expense store Stored Aluminum, in the appropriate storage area pursuant to Section 5.3, until the date of completion of Aluminum Delivery of the Basic Tonnage and (if applicable) the Renewal Tonnage and during such additional period, not to exceed twelve (12) months after the termination of this Agreement, as Clarendon shall request.

     Section 4.4 Releases. Prior to the beginning of each calendar month Clarendon shall give NAC a release for shipments of Aluminum Deliveries to be made in such calendar month containing the following information:

          (i) MT of each lot (minimum of 40,000 Pounds if shipped by truck and 100,000 Pounds if shipped by rail);

          (ii) Delivery date; and

          (iii) Shipping instructions.

If no releases are given, the Aluminum shall be treated as Stored Aluminum, and Clarendon shall deliver releases containing similar information regarding shipments of Stored Aluminum at least ten (10) days prior to shipment.

     Section 4.5 Loading Costs; Shipment Arrangements and Costs. NAC shall bear all costs relating to loading the Aluminum on board the carrier at the Smelter. NAC will arrange for shipment of Aluminum by the most economical available means of transportation from the Smelter to the Destination Plant, all in accordance with the releases given by Clarendon pursuant to Section 4.4. If Clarendon so requests, NAC shall prepay shipping costs for the account of Clarendon and send Clarendon invoices for such amount together with copies of the documents evidencing the invoiced amount, and Clarendon shall reimburse NAC promptly after its receipt of NAC's invoice and accompanying documentation.

     Section 4.6 Transfer of Risk of Loss. Risk of loss to any Aluminum shall pass to Clarendon upon delivery of such Aluminum to the carrier at the Smelter in accordance with Clarendon's release given pursuant to Section 4.4.

                                    Article 5

                          Title to Bailed Property and
                         NAC's Bailment Responsibilities

     Section 5.1 All Title and Rights of Ownership Retained by Clarendon.

          5.1.1 NAC acknowledges and agrees that by the execution of this Agreement it does not have nor will it obtain, and by its performance under this Agreement it does not and will not have or obtain, any title to the Bailed Property or any property right or interest, legal or equitable, therein, except for its right to possession for purpose of transportation, storage and Conversion as provided in this Agreement.

          5.1.2 All Alumina delivered by Clarendon under this Agreement shall be considered to have been delivered for Conversion only. No Alumina or Aluminum shall be bought or sold hereunder, except as the parties may mutually agree in writing. No Alumina shall be redelivered as Alumina except in the event this Agreement is terminated pursuant to Article 10.

     Section 5.2 Prohibition Against NAC's Liens. NAC shall not at any time directly or indirectly assert for its benefit, or create, incur, assume or suffer to exist for the benefit of any creditor, any Lien on or with respect to any Bailed Property, title thereto or any interest therein. NAC shall promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien.

     Section 5.3 Segregated Storage; Notices and Markings; Inventory Records. NAC, at its own expense, will:

          5.3.1 Segregate and store all Alumina prior to using the same for Conversion, and segregate and store all Stored Aluminum, in fenced or otherwise contained facilities at the Smelter which are separate from those used for warehousing materials or products owned by NAC or others, and shall cause to be conspicuously affixed and displayed on each such facility notices containing the following language in letters not less than two inches in height:

          "This property is owned by Clarendon Ltd. and held by Northwest Aluminum Company pursuant to an Aluminum Toll Conversion Agreement between Clarendon Ltd. and Northwest Aluminum Company dated September 15, 1986 and subject to the provisions thereof, and is also subject to a security interest granted by Clarendon Ltd. under a [Loan Agreement) between Clarendon Ltd. and [Secured Party]. Any sale, hypothecation or other encum brance of this property is in violation of said Aluminum Toll Conversion Agreement and [(Loan Agreement]."

NAC shall not permit the removal or concealment of any of the above-required notices.

          5.3.2 Mark all Aluminum (in any of its forms) with a distinctive mark acceptable to Clarendon which shall be sufficient to identify such Aluminum as being owned by Clarendon and subject to this Agreement.

     Section 5.4 NAC's Liability for Loss, etc. NAC shall replace, at its own expense, any Bailed Property which suffers any damage, loss, theft or destruction, partial or complete, from whatever cause while in the possession of NAC. Such replacement Bailed Property shall meet the specifications required under this Agreement, and shall constitute accessions to the Bailed Property and title thereto shall vest and remain in Clarendon. NAC shall maintain normal general comprehensive insurance (in form and substance satisfactory to Clarendon) to protect against such occurrences, and Clarendon shall be an additional insured and loss payee with coverage equal to at least one hundred twenty percent (120%) of the average anticipated value of the Bailed Property over the then current twelve-month period ending on an anniversary of July 1, 1986. Each such insurance policy shall provide that Clarendon shall be given at least thirty (30) day's prior written notice of termination for whatever reason.

     Section 5.5 Inventory Records. NAC shall maintain an accurate, detailed and current inventory of all Bailed Property clearly identifying the Bailed Property as the property of Clarendon, separately from all inventory and other records for materials, products or other property owned by NAC or others, and shall submit to Clarendon at all reasonable times upon Clarendon's request and in any event within the first five (5) days of each calendar month an accurate and detailed inventory of all Bailed Property as at the last day of the immediately preceding calendar month or shorter inventory period. Clarendon shall have the right, exercisable directly or through its regular certified accountants or other representatives, to verify each such inventory of Bailed Property at any time during the Smelter's ordinary business office hours at Clarendon's discretion upon five (5) hours' notice.

     Section 5.6 Taxes. Clarendon shall bear all property taxes and import duties on the Bailed Property, now imposed or hereafter becoming effective within the term of this Agreement, and all federal, state or local taxes on corporate income or sales taxes incurred by Clarendon in connection with the sale of Aluminum to its customers, now imposed or hereafter becoming effective within the term of this Agreement. Clarendon shall not be liable for any other governmental taxes, charges or imposts, including, without limiting the generality of the foregoing, any federal, state or local taxes on corporate income incurred by NAC with respect to the Tolling Charges.

                                    Article 6

                         Tolling Charges; Payment Terms

     Section 6.1 Calculation of Tolling Charges. The Tolling Charges payable hereunder shall be calculated as follows:

          6.1.1 For Aluminum Deliveries made during the period ending on December 31, 1987, Clarendon shall pay a Tolling Charge per Pound of Aluminum delivered calculated in accordance with Schedule 3.

          6.1.2 For Aluminum Deliveries with respect to the remainder of the Basic Tonnage and any Renewal Tonnage, Clarendon shall pay a Tolling Charge in Dollars per Pound of Aluminum equal to the greater of:

               (i) *** (***%) of the "Aluminum Metal defined in Section 6.1.4) applicable for the third calendar month immediately preceding the calendar month in which the Aluminum Delivery occurs, as more fully provided in Section 6.1.4, or

               (ii) the "Actual Production Costs" (as defined in Section 6.1.5) for the third calendar month immediately preceding the calendar month in which the Aluminum Delivery occurs, up to a maximum of $*** per Pound.

          6.1.3 Notwithstanding the foregoing: (i) if for any reason (including without limitation Force Majeure) the aggregate quantity of Aluminum Deliveries during the period ending on December 31, 1987 is less than fifty-five thousand (55,000) Metric Tons, Clarendon shall have the option of paying, with respect to any of the first Aluminum Deliveries after December 31, 1987 up to the amount of any such deficiency, a Tolling Charge per Pound of Aluminum based on the method of calculation set forth in either Section 6.1.1 or Section 6.1.2.; and (ii) except as provided in W above, if any Aluminum Delivery scheduled to be made in a calendar quarter is made in a later calendar quarter by reason of the occurrence of a Force Majeure, the Tolling Charge applicable to such Aluminum Delivery, when made, shall be the Tolling Charge which would have applied if the Force Majeure had not occurred.

          6.1.4 For purposes of this Section 6.1, "Aluminum Metal Price" means the arithmetic average of the lesser, on each day, of (a) the settlement price of aluminum on the London Metal Exchange ("LME") or (b) the three month seller's price of aluminum on the LME, in each case as published in "Metal Bulletin" as the seller's price under the caption "Daily Metal" for the third calendar month immediately preceding the calendar month of Aluminum Delivery, subject to the following conditions:

               (i) LME settlement prices shall be converted to U.S. Dollars using the mid point of the spot Sterling Pound/Dollar exchange rate published in Metal Bulletin for the relevant day under the caption "MB/Chase Manhattan Forex Quotations (1400 hours)", and LME three month seller's prices shall be converted to U.S. Dollars using the mid point of the three month forward Sterling Pound/Dollar exchange rate published in the Metal Bulletin for the relevant day under the same caption.

               (ii) The parties agree that the LME reference prices described in clause (i) are the basis upon which a value of aluminum ingot in major free world markets can be established. If a significant change occurs in the LME reference prices' historic relationship to free world values, and such change is for a duration of nine months or longer, the parties agree, upon the request of either of them, to meet to discuss in good faith an alternative basis for establishing such value.

               (iii) If the LME at any time publishes only one of the two reference prices specified in clause (i), the published reference price shall be used to calculate the "Aluminum Metal Price". If the LME ceases to trade aluminum or ceases to publish both of such reference prices, the "Aluminum Metal Price" shall mean the generally accepted substitute for LME reference prices. If there is no such generally accepted substitute, the parties in good faith shall select a substitute. Failing such agreement, "Aluminum Metal Price" shall mean the arithmetic average of the prices of aluminum on the COMEX as published in Metals Week under the caption "COMEX 1ST POS." during the period set forth at the beginning of this Section 6.1.4.

          6.1.5 For purposes of this Section 6.1, "Actual Production Costs" shall mean the actual cash cost to NAC, in U.S. Dollars per Pound, of Converting Aluminum during the third calendar month immediately preceding the calendar month of Aluminum Delivery, including the cost of all materials, electricity and labor and all Smelter lease rent expenses, normal relining expenses, general and administrative costs and net interest expenses, but excluding depreciation and amortization of organization costs, as computed in accordance with generally accepted accounting principles.

     Section 6.2 Invoicing. The Tolling Charge for Aluminum produced and available for shipping shall be invoiced after the time of Aluminum Delivery, and not more frequently than once per calendar week. Each invoice for Tolling Charges shall include an itemization of any additional charges payable by Clarendon under Section 3.6.1 or 4.2.3, shall reflect any credits to Clarendon under Section 3.6.2 as specified by Clarendon's notice thereof to NAC or any adjustment agreed to by the parties under Section 7.3.1(i), and shall be accompanied by a certificate of Aluminum, quality and quantity for the Aluminum Deliveries concerned in form and substance acceptable to Clarendon.

     Section 6.3 Payment Terms. Each of NAC's invoices shall be payable in Dollars in immediately available funds ten (10) days after Clarendon's receipt of such invoice, provided that if the payment date is a Saturday, Sunday or day on which banks in Oregon or New York are authorized or required to close, payment shall be due on the next day which does not constitute any of the foregoing. Each payment shall be provisional and subject to Clarendon's right to audit and challenge NAC's determination of quality and quantity or calculation of amounts payable.

                                    Article 7

                         Warranties; Indemnity; Remedies

     Section 7.1 Specifications Warranty. NAC warrants that all Aluminum tendered for Aluminum Delivery under this Agreement shall conform to the specifications set forth in Section 4.2.1 unless otherwise agreed under Section 7.3, and shall be free from defects in material and workmanship. Clarendon warrants that the Alumina it delivers to NAC for Conversion hereunder shall conform to the specifications set forth herein.

     Section 7.2 Non-Conforming Alumina. If the chemical or physical specifications determined under Section 3.3 reveal that any Alumina does not conform to the specifications set forth in this Agreement, or if any Alumina has been or is believed to have been contaminated after loading, the party discovering such non-conformity or known or suspected contamination shall give prompt notice thereof to the other party, and NAC and Clarendon shall immediately consult and shall make such adjustments as they may agree to be appropriate.

     Section 7.3 Remedy for Non-Conforming Aluminum.

          7.3.1 If any chemical analysis report delivered by NAC under Section
4.2.2 indicates that the material in question does not satisfy the specifications for Aluminum under Section 4.2.1, or such material otherwise fails to meet the requirements set forth in this Agreement, NAC shall give notice to Clarendon to that effect and shall not make the related Aluminum Delivery but shall store the nonconforming material separate from Stored Aluminum. NAC and Clarendon shall promptly confer on whether the payment of an adjustment amount reflecting the decreased market value of the non-conforming material is adequate compensation to Clarendon in light of the circumstances (including without limitation the needs of Clarendon's customer for conforming material).

               (i) If an adjustment is agreed to by the parties within fifteen
(15) days after Clarendon's receipt of NAC's notice, the non-conforming material shall be deemed "Aluminum" and "Bailed Property" for purposes of this Agreement, and the amount of such adjustment shall be reflected in NAC's invoice for such Aluminum Delivery. If Clarendon has paid the Tolling Charges for the Aluminum Delivery without adjustment, Clarendon shall invoice NAC f or the amount of the adjustment and NAC shall pay the invoiced amount within ten (10) days after receipt of Clarendon's invoice.

               (ii) If an adjustment is not agreed to within fifteen (15) days after Clarendon's receipt of NAC's notice:

                    (a) NAC shall, at its own expense, purchase conforming aluminum and deliver the same to Clarendon at the Smelter (or, at Clarendon's request, to a Destination Plant) within a maximum period of forty-five (45) days after the date of NAC's notice; provided that NAC shall use its best efforts with due regard to the circumstances to effect such replacement within as short a period as possible. Any aluminum purchased by NAC for delivery to Clarendon under the preceding sentence shall be deemed to be "Aluminum" and "Bailed Property" immediately upon NAC's purchase, and title thereto shall pass to Clarendon immediately upon NAC's purchase. Clarendon's liability to reimburse NAC for the cost of shipping the replacement material to a Distribution Plant shall be the lesser of W the actual shipping costs incurred by NAC for such delivery, or (y) the costs which could have been incurred for a shipment from the Smelter in the usual course, assuming the original material had conformed to the required specifications.

                    (b) Upon the expiration of the fifteen (15) day period, NAC shall be relieved of all risk and liability to Clarendon with respect to such non-conforming aluminum (which shall cease to be "Aluminum" and "Bailed Property" for purposes of this Agreement), and title thereto shall immediately pass to NAC.

          7.3.2 Clarendon or its representatives or customers may inspect Aluminum after arrival at the Destination Plant. Clarendon will be deemed to have accepted the Aluminum if Clarendon fails to give NAC written notice of rejection within sixty (60) days after such arrival, which notice shall describe the defects causing rejection. NAC shall have the right, at its own expense, to inspect the rejected material within fifteen (15) days after the date of Claren don's notice of rejection.

          7.3.3 If Aluminum is rejected as provided in Section 7.3.2, NAC and Clarendon shall promptly confer on whether the payment of an adjustment amount reflecting the decreased market value of the rejected material is adequate compensation to Clarendon in light of the circumstances (including without limitation the needs of Clarendon's customer for conforming material).

               (i) If an adjustment is agreed to by the parties within fifteen
(15) days after Clarendon's notice of rejection, the non-conforming shall continue to be deemed "Aluminum" for purposes of this Agreement, and Clarendon shall invoice NAC for the amount of the adjustment. NAC shall pay the invoiced amount within ten (10) days after receipt of such invoice.

               (ii) If an adjustment is not agreed to within fifteen (15) days after Clarendon's notice of rejection:

                    (a) NAC shall, at its own expense, purchase conforming aluminum and deliver the same to Clarendon at the Destination Plant within a maximum period of forty-five (45) days after the date of Clarendon's notice of rejection; provided that NAC shall use its best efforts with due regard to the circumstances to effect such replacement within as short a period as possible. Any aluminum purchased by NAC for delivery to Clarendon under the preceding sentence shall be deemed to be "Aluminum" and "Bailed Property" immediately upon NAC's purchase, and title thereto shall pass to Clarendon upon NAC's purchase.

                    (b) The rejected aluminum shall immediately cease to be deemed "Aluminum" for purposes of this Agreement, and Clarendon shall arrange and facilitate the shipment of the rejected aluminum to NAC - Clarendon's duty of care with respect to the rejected aluminum while in its custody shall be that of ordinary diligence. Clarendon shall be relieved of all risk and liability with respect to such rejected aluminum, and title thereto shall pass to NAC, immediately upon Clarendon's delivery thereof to the carrier for return to NAC. NAC shall reimburse Clarendon, within ten (10) days after Clarendon's request from time to time, for all costs which Clarendon may reasonably incur in connection with the unloading, load ing, storage, handling and/or shipping of the rejected aluminum.

     Section 7.4 Remedy for Yield Short-fall. If the yield of Aluminum from the Alumina does not equal or exceed one Pound of Aluminum for every one and ninety-four hundredths (1.94) Pounds of Alumina delivered under Alumina Deliveries, NAC shall promptly, at its own expense, purchase and deliver to Clarendon at the Smelter, in the same manner as applicable for Aluminum Deliveries, conforming aluminum sufficient to make up such yield short-fall. Any aluminum purchased by NAC for delivery to Clarendon under the preceding sentence shall be deemed to be "Aluminum" and "Bailed Property" immediately upon NAC's purchase, and title thereto shall pass to Clarendon upon NAC's purchase.

     Section 7.5 Indemnity Regarding NAC's Operation of Smelter. NAC hereby agrees to indemnify Clarendon, its successors and assigns and its and their shareholders, directors, officers, employees, agents and customers (collectively, the "Indemnitees") against, and agrees to protect, save and keep harmless each Indemnitee from, any and all liabilities, obligations, losses, damages, claims (including without limitation claims based on warranty, breach of contract, negligence or strict liability in tort), penalties, actions, suits, costs, expenses and disbursements (including without limitation legal fees and expenses) of whatsoever kind and nature, imposed on, incurred by or asserted against any Indemnitee in any way relating to or arising out of any of the matters described in Sections 2.2.2 or 2.2.3.

     Section 7.6 Incidental Damages, etc. Except with respect to the indemnity obligations of NAC under Section 7.5, no party shall be responsible for any incidental, special or consequential damages suffered by another party arising from a breach of this Agreement.

                                    Article 8

                                  Force Majeure

     Section 8.1 Force Majeure. The following shall constitute "Force Majeure" for purposes of this Agreement:

          8.1.1 Any act of God or the public enemy, fire, explosion, perils of the sea, flood, drought, war, riot, sabotage or embargo, and any interruption of or delay in transportation, any inadequacy or shortage or failure of supply of raw materials or equipment, and any breakdowns resulting from any of the foregoing;

          8.1.2 Any labor trouble from whatever cause arising and whether or not the demands of the employees involved are reasonable and within the affected party's power to concede;

          8.1.3 Compliance with any order, action, direction or request of any Regulatory Authority or with any other Applicable Laws; or

          8.1.4 Without limiting the foregoing circumstances, any circumstance of like or different character beyond the reasonable control of the affected party.

     Section 8.2 Effect of Force Majeure. If any party is prevented from, or delayed in, performing any obligation on its part under this Agreement by reason of Force Majeure, the party so affected shall, upon prompt written notice to the other party in advance of actual shipments, be excused from making or taking deliveries to the extent and for the duration of the period that the same is prevented by reason of Force Majeure. In that event, at the option of Clarendon by notice to NAC, the total quantity of Alumina to be delivered by Clarendon to NAC may be reduced by the quantity of Alumina so affected, or the delivery of the Alumina so affected may be deferred and the dates used for determining Basic Tonnage and Renewal Tonnage may be extended for the duration of such period; provided that in all events Clarendon shall have the right to take possession of any Alumina which cannot timely be Converted by reason of Force Majeure.

     Section 8.3 Notices Regarding Force Majeure. If a party's performance is affected, or may be affected, by Force Majeure, such party shall give notice thereof to the other party within seven (7) days after the occurrence of such Force Majeure, which notice shall include, insofar as known, a statement of the probable extent to which the affected party will be unable to perform or will be delayed in performing its obligations hereunder. Each party shall exercise due diligence to eliminate or remedy any such Force Majeure and to prevent the same from un necessarily delaying and interrupting its performance hereunder, and shall give the other party prompt written notice when such Force Majeure shall have been eliminated or remedied.

                                    Article 9

                       Termination; Effect of Termination

     Section 9.1 Termination. This Agreement shall terminate on the earliest of:

          9.1.1 If Clarendon fails to give notice to NAC under Section 3.1.2(i), the date upon which NAC shall complete Aluminum Delivery of the Basic Tonnage;

          9.1.2 If Clarendon gives notice to NAC under Section 3.1.2(i), the date upon which NAC shall complete Aluminum Delivery of the Renewal Tonnage with respect to the periods specified in Section 3.1.2(i) and (if applicable) 3.1.2(ii); or

          9.1.3 The date on which Clarendon or NAC terminates this Agreement by reason of an Event of Default pursuant to Article 10.

          9.1.4 The date on which the Smelter Lease Agreement (as defined in the Loan Agreement) terminates pursuant to notice by Martin Marietta Corporation under Section 29-02(e) thereof.

     Section 9.2 Effect of Termination.

          9.2.1 Clarendon's obligation to make Alumina Deliveries shall terminate as follows:

               (i) If termination occurs under Section 9.1.1, the date upon which Clarendon shall complete Alumina Delivery of the quantity of Alumina required to permit Conversion and Aluminum Delivery of the Basic Tonnage;

               (ii) If termination occurs under Section 9.1.2, the date upon which Clarendon shall complete Alumina Delivery of the quantity of Alumina required to permit Conversion and Aluminum Delivery of the Renewal Tonnage; or

               (iii) If termination occurs under Section 9.1.3 or 9.1.4, the date on which this Agreement is terminated.

          9.2.2 Termination of this Agreement for whatever reason shall not affect:

               (i) NAC's duty to complete the Conversion of any Alumina then in process, and to store and deliver to Clarendon, as specified by Clarendon, any Alumina not yet used for Conversion and any Aluminum in NAC's possession;

               (ii) Clarendon's duty to pay NAC any Tolling Charges with respect to Aluminum Deliveries theretofore made by NAC or for Aluminum Deliveries thereafter made by NAC for Alumina in process of being Converted at the time of termination;

               (iii) NAC's warranty and indemnification obligations under
Article 7; or

               (iv) Any other duties of either party which by their nature are to be performed after termination of this Agreement.

                                   Article 10

                             Termination for Default

     Section 10.1 Grounds for Termination. NAC or Clarendon may terminate this Agreement by notice to the other after the occurrence of any of the following events:

          10.1.1 The other party fails to perform or breaches any provision of this Agreement (other than any failure or breach excused under Article 8), and such failure or breach continues unremedied for a period of thirty (30) days after notice from the party not in default to the other party.

          10.1.2 The other party is in default under any agreement requiring the payment of money (including without limitation the Loan Agreement), and as a result of such default is required to pay any amount in excess of $100,000 prior to the stated maturity of such amount.

          10.1.3 The other party:

               (i) consents to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or admits in writing its inability to pay its debts generally as they come due, or makes a general assignment for the benefit of creditors; or

               (ii) files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy or insolvency law (as now or hereafter in effect) or any other now existing or future law providing for the reorganization or winding-up of corporations, or providing for an agreement., composition, extension or adjustment with its creditors; or

               (iii) is a defendant in an action or proceeding under any law referred to in clause (ii) and such action or proceeding is not withdrawn or dismissed within sixty (60) days after it is commenced.

          10.1.4 Final judgment for the payment of money in excess of $100,000 is rendered against the other party and within thirty (30) days thereafter the same shall not be dis charged or stayed pending appeal.

          10.1.5 Any material provision of this Agreement shall at any time for any reason cease to be legal, valid and binding on or enforceable against the other party, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the other party or any Regulatory Authority, or the other party shall deny that it has any further liability or obligation under this Agreement.

          10.1.6 The performance by the other party of substantially all of its obligations under this Agreement is prevented by reason of Force Majeure which shall have continued for a period of more than six (6) months.

          10.1.7 Any of the Bailed Property is attached or seized pursuant to a court order in connection with a legal proceeding instituted against the other party.

     Section 10.2 Consequences of Termination for Default. If this Agreement is terminated by reason of a default as provided in Section 10.1, upon Clarendon's demand and by the date specified in such demand, and upon payment of any Tolling Charges then due and payable (unless the amount of such Tolling Charges is offset against claims of Clarendon resulting from the termination of this Agreement by Clarendon), NAC shall deliver all Bailed Property to Clarendon at the Smelter free and clear of all Liens (other than Liens created by Clarendon) and in the condition required by this Agreement. The risk and all costs of assembling and delivering the Bailed Property, ready for shipment, shall be borne by NAC unless this Agreement is terminated by NAC for reasons other than those stated in Section 10.1.6, in which event all such risk and costs shall be borne by Clarendon.

                                   Article 11

                          Acknowledgment of Lions to be
                              Granted by Clarendon;
                               Further Assurances

     Section 11.1 Acknowledgment of Liens to be Granted by Clarendon. NAC acknowledges that Clarendon may grant one or more security interests in all or any part of its right, title and interest in and to the Bailed Property, and NAC hereby consents to every such grant of a security interest and further acknowledges that NAC's rights in the Bailed Property shall be in all respects subordinate to the rights of the secured parties in respect of such security interests.

     Section 11.2 UCC Financing Statements; Further Assurances. Promptly upon execution of this Agreement, NAC shall execute and deliver to Clarendon UCC financing statements in proper form for filing at the offices of the Secretary of State of Oregon and the County Clerk, County of Wasco, Oregon. NAC shall promptly and duly execute and deliver to Clarendon any additional documents (including, without limitation, UCC financing statements and any supplements or amendments thereto, and UCC continuation statements, satisfactory to Clarendon) and assurances and take such further action as Clarendon may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Agreement or the security interests in favor of Clarendon's secured parties described in Section 11.1, and to establish and protect the rights and remedies intended to be created in favor of Clarendon under this Agreement with respect to the Bailed Property and those of Clarendon's secured parties under such security interests.

                                   Article 12

                                   Assignment

     Section 12.1 Assignments Generally.

          12.1.1 NAC shall not, without the prior written consent of Clarendon, assign any of its rights, title or interest in or to this Agreement or delegate any of its duties or obligations under this Agreement.

          12.1.2 Clarendon may assign or otherwise transfer all or any part of its rights under this Agreement to parties to which it may grant a security interest as provided under Section 11.1, and may assign this Agreement to any affiliate of Clarendon.

     Section 12.2 Undertakings Regarding Bankruptcy.

          12.2.1 If by operation of law (including the Federal Bankruptcy Code) the rights or obligations of NAC or Clarendon (for purposes of this Section 12.2, the "affected party") under this Agreement are to be assigned or otherwise transferred, prior to the effectiveness of such assignment or other transfer, NAC or Clarendon, whichever is not the affected party (for purposes of this Section 12.2, the "non-affected party") shall be furnished with adequate assurance, in form and substance satisfactory to the nonaffected party, of the ability of any proposed assignee or transferee to perform the affected party's duties or obligations under this Agreement.

          12.2.2 Each of Clarendon and NAC acknowledges that it was induced to enter into this Agreement in part by the other's financial ability, credit standing and customer relationships and the other's reputation and that of its management in the field of operation of the type contemplated under this Agreement. Any proposed assignment or transfer of this Agreement required by law (whether pursuant to any provision of the Federal Bankruptcy Code or otherwise) shall be made only in conformance with such expectations and anticipations of the parties contained in this Agreement and shall likewise constitute part of the consideration for consent of a party to any such assignment or transfer.

                                   Article 13

                                   Arbitration

     Section 13.1 General Provisions. All disputes arising under or by virtue of this Agreement or concerning any difference of opinion between the parties hereto concerning their rights and obligations under this Agreement shall be referred to and determined exclusively by arbitration as provided in this
Article 13; provided, however, that arbitration shall not be invoked with respect to or be determinative as to:

          13.1.1 any claim or demand by Clarendon for indemnification under
Section 7.5,

          13.1.2 any claim or demand by Clarendon in the event NAC fails to deliver any Aluminum otherwise available for delivery to Clarendon, or (if applicable) the Bailed Property, as required under this Agreement,

          13.1.3 any claim or demand by Clarendon in connection with NAC's breach of any of its undertakings under Article 5,

          13.1.4 any claim or demand arising in any litigation or proceeding commenced by any third party against Clarendon or NAC in which the other party to this Agreement is an indispensable party or third party defendant, and

          13.1.5 any claim or demand arising in any litigation or proceeding commenced by one party to this Agreement against the other in which a third party is an indispensible party.

Any issue required under this Agreement to be arbitrated shall be submitted to arbitration in the City of New York in accordance with the Commercial Arbitration Rules of the American Arbi tration Association then in effect. Such arbitration shall be conducted by proceedings held in New York City by an arbitration panel whose members are chosen in the manner provided in Section
13.2 (the "Arbitration Panel"), and the proceedings of the Arbitration Panel shall be conducted in the manner provided in Section 13.3.

     Section 13.2 Initial Identification of Questions for Arbitration; Selection of Arbitration Panel. Arbitration may be invoked by either party (the "Complaining Party") by written notice to the American Arbitration Association and the other party (the "Respondent"), which notice shall state the name of the arbitrator appointed by the Complaining Party and shall also state specifically the question or questions as to which the Complaining Party is demanding arbitration, the amount claimed, if any, and the relief sought. Notwithstanding anything to the contrary which may now or hereafter be contained in the rules of the American Arbitration Association, the selection of the members of the Arbitration Panel, and the initial identification of the question or questions to be resolved by the Arbitration Panel, shall take place in the following manner:

          13.2.1 By notice to the Complaining Party given within twenty (20) days after receipt of the Complaining Party's demand, the Respondent shall appoint a second arbitrator and, if it desires, specify in its notice any additional questions it wishes to have resolved by the Arbitration Panel, provided that

               (i) The Respondent shall have the right to request one (1) extension of such twenty (20) day period (not to exceed an additional twenty
(20) days) for its notice, provided such request is given by the Complaining Party within the twenty (20) day period specified in the first sentence of this
Section 13.2-1.

               (ii) If the Respondent fails to give timely notice of appointment of a second arbitrator, the Respondent shall be deemed to have appointed as its own arbitrator the arbitrator previously appointed by the Complaining Party and arbitration shall proceed before the sole arbitrator who alone shall constitute the Arbitration Panel.

               (iii) If the Respondent fails to give timely notice of additional questions to be resolved by the Arbitration Panel, the Arbitration Panel shall consider the questions specified in the Complaining Party's notice pending submission of any additional questions for resolution by the Arbitration Panel under Section 13.5.

          13.2.2 If two arbitrators are appointed in the manner specified in
Section 13.2.1, they shall thereupon select a third arbitrator by notice to each of the Complaining Party and the Respondent in the manner specified in Section 14.5; provided that if the two arbitrators appointed by the parties are unable to agree as to the third arbitrator within twenty (20) days from the date on which the Complaining Party received notice from the Respondent of the appointment of the second arbitrator, the third arbitrator shall be appointed by the New York Regional Director of the American Arbitration Association upon application by the Complaining Party. The three arbitrators so named shall constitute the Arbitration Panel for the settlement of the questions specified in the Complaining Party's demand for arbitration and (if applicable) the additional questions specified in the Respondent's notice and such other questions permitted under Section 13.5.

          13.2.3 If the Arbitration Panel consists of three arbitrators, the third arbitrator selected in the manner set forth in Section 13.2.2 shall act as chairman of the Arbitration Panel, and all procedural issues shall be determined by majority vote.

          13.2.4 Each arbitrator shall be impartial, and no event shall an individual be appointed or act as an arbitrator who is in any way interested financially in this Agreement or in the business affairs of either party to this Agreement.

     Section 13.3 Arbitration Procedure; Decisions. The proceedings of the Arbitration Panel shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, subject to the following conditions:

          13.3.1 Either party may submit any evidence on any question properly presented to the Arbitration Panel, and may be represented by counsel at all times during the proceedings if desired. The Arbitration Panel shall be entitled to consider all documents, papers, testimony or other evidence which the parties shall offer for submission, even though not otherwise admissible as evidence in a court of law in the State of New York or any other jurisdiction.

          13.3.2 The Arbitration Panel shall be authorized to permit discovery, pursuant to the provisions of the Federal Rules of Civil Procedure, if a majority of the arbitrators deem such discovery to be appropriate in the circumstances.

          13.3.3 The Arbitration Panel shall be bound by the terms of Section
14.3 in interpreting the terms and conditions of this Agreement and the rights and obligations of the parties hereunder, and shall be bound by any prior determinations made by other Arbitration Panels appointed under this Article 13. In no event shall the Arbitration Panel have the authority, by reason of this Agreement or otherwise, to render a decision which is contrary to the express intent of the parties as expressed in this Agreement.

          13.3.4 The Arbitration Panel's decisions as to matters in dispute, and its awards of damages and expenses under Section 13.4, shall be made by the sole arbitrator or by the majority of the three arbitrators constituting the Arbitration Panel, as the case may be, on the basis of a written opinion delivered to both parties which shall set forth the Arbitration Panel's findings of fact and conclusions of law, and include any dissenting opinion by an arbitrator. Either party shall have the right, within ten (10) days after receipt of the Arbitration Panel's decision, to file a motion to reconsider, and the Arbitration Panel shall thereupon reconsider the issues raised in that motion and either confirm or change the written opinion previously delivered in a writing delivered to each of the parties. The cost of such a motion for reconsideration and any new written opinion by the Arbitration Panel shall be borne by the moving party.

          13.3.5 Each decision and award as to any questions submitted to the Arbitration Panel shall be final, binding and conclusive upon the parties and their respective successors and assigns. Each party agrees to abide by each of such decisions and awards and further agrees that judgment may be entered upon any decision and award made hereunder in any court of competent jurisdiction.

          13.3.6 The Arbitration Panel shall be empowered to issue final decisions and awards as to particular questions to be resolved in the proceeding, notwithstanding the pendency of other questions requiring resolution, and to grant such relief under legal and equitable principles, including interim or preliminary relief, as it deems appropriate.

     Section 13.4 Costs of Arbitration. In the written document settling forth its decision and award, the Arbitration Panel shall determine which party shall bear the fees and expenses of the arbitration (including without limitation the fees of the arbitrators, and administrative expenses) and attorneys' fees incurred by both parties, or the proportion or amounts of such fees and expenses which each party shall bear. Notwithstanding the foregoing, each party shall bear the expense of presenting its own witnesses and evidence to the Arbitration Panel.

     Section 13.5 Additional Questions; Limitation on Multiple Arbitrations. It is the parties' intent that all questions in dispute during the pendency of an arbitration proceeding under this Article 13 be resolved by the Arbitration Panel selected for such proceeding. In furtherance of such intent, the parties hereto agree as follows:

          13.5.1 After the initial identification by the parties of the questions to be resolved under Section 13.2, the Arbitration Panel shall permit each party to propose additional questions for resolution in the pending proceeding.

          13.5.2 During the pendency of any arbitration proceeding no separate arbitration proceeding shall be initiated by either party, unless the other party agrees in writing or the Arbitration Panel in the pending proceeding has issued a written determination, by vote in accordance with the terms of Section 13-3.3, that the questions proposed for resolution by arbitration can be more expeditiously and economically resolved in a separate proceeding.

          13.5.3 Any Arbitration Panel organized to consider an arbitrable question during the pendency of another arbitration proceeding shall be required as its first order of business to determine whether the terms of this Section
13.5 have been satisfied, and it shall have the discretion to suspend the proceeding for which it was appointed until final resolution of the questions submitted in the pending proceeding if such Arbitration Panel determines, by vote in accordance with the terms of Section 13.3.3, that the results of the pending proceeding will be germane to the questions presented at the new proceeding under principles of collateral estoppel.

                                   Article 14

                            Miscellaneous Provisions

     Section 14.1 Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior expressions of intent or understandings with respect to such subject matter. This Agreement may only be amended, modified, supplemented or released by an instrument in writing signed by a duly authorized officer of each of the parties.

     Section 14.2 Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other of any provision of this Agreement shall not affect such party's right to require performance of that provision unless and until performance has been waived in writing. Each and every right granted under this Agreement or any other document or instrument delivered hereunder or in connection herewith, or allowed at law or in equity, shall be cumulative and may be exercised in part or in whole from time to time.

     Section 14.3 Governing Law; Headings. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be wholly performed within that State. Headings used in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the scope or interpretation of any provision.

     Section 14.4 Consent to Jurisdiction; Service of Process.

          14.4.1 Each party irrevocably agrees that any legal action or proceeding against it or any of its property (i) for the enforcement of any arbitration decision under Article 13, and (ii) with respect to those matters arising out of or with respect to this Agreement for which arbitration is not required under Section 13.1, may be brought in any jurisdiction where assets of that party may be found, or in any federal or state court located in the city of New York, or in two or more of such places, as the other party may elect. By execution and delivery of this Agreement each party accepts with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and waives any defense it may have as to improper venue or that any of the above courts is an inconvenient forum.

          14.4.2 NAC irrevocably designates and appoints CT Corporation System at 1633 Broadway, New York, New York 10019 as its agent to receive for and on its behalf service of process in the State of New York in any legal action or proceedings with respect to this Agreement, and such service shall be completed upon delivery thereof to said agent, it is understood that a copy of any such process served on such an agent shall be promptly forwarded by the person commencing such proceeding to NAC at its address set forth in Section 14.5, but the failure of NAC to receive the copy shall not affect in any way the service of such process as aforesaid. NAC shall at all times maintain an agent to receive service of process in the State of New York on behalf of itself and its properties with respect to this Agreement, and if, for any reason, the agent named above or any successor shall no longer serve as agent on its behalf, NAC shall promptly appoint a successor and give notice to Clarendon of the appointment. NAC further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified air mail, postage prepaid, to NAC at its address set forth in Section 14.5, such service to become effective upon receipt by NAC. Nothing herein shall affect the right of Clarendon to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against NAC in any other jurisdiction.

          14.4.3 Each party hereby waives any right it may have under the laws of any jurisdiction to commence any legal action or proceeding with respect to this Agreement by publi cation.

     Section 14.5 Notices.

          14.5.1 Any and all notices, demands, consents or other communications (collectively, "notices") required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand to the recipient party at that party's address set forth below, or sent by postage prepaid certified mail (return receipt requested) or by telex (with confirmed answerback as set forth below), or by telegraph or telephonic facsimile transmission, to the recipient party's address and telex or facsimile number (if applicable) set forth below, and shall be effective on the date the hand delivery, telex, telegraph or telephonic facsimile transmission is received at the address of the recipient party or, in the case of a notice by mail, five (5) days after deposit in the mail. Any notice given by telex, telegraph or telephonic facsimile transmission shall be confirmed by postage prepaid certified mail (return receipt requested). Notices shall be sent:

                  If to NAC:

                  Northwest Aluminum Company
                  3313 West Second Street
                  The Dalles, Oregon 97058

                  Attention: President

                  (to be supplied by notice:)

                  Telex:
                  Answerback:
                  Facsimile No.:

                  If to Clarendon:

                  Clarendon Ltd.
                  100 First Stamford Place
                  Stamford, Connecticut 06902

                  Attention:        Aluminum Department
                  Telex:            177319
                  Answerback:       CLAR UT
                  Facsimile No.:    (203) 359-4058

          14.5.2 Any change in a party's address or telex or facsimile transmission number for the purposes of notice under this Section shall be communicated to the other party in the manner set forth in this Section for providing notice, but shall be effective only upon actual receipt.

     Section 14.6 Illegality; Severability.

          14.6.1 The various provisions of this Agreement shall be considered legally severable, and if any provision of this Agreement or the application of any such provision to any party or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, including without limitation the remainder of the provision held invalid, or the application of such provision to any party or circumstances other than those as to which it is held invalid, shall not be affected thereby.

          14.6.2 If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, any such prohibition or non-enforceability shall not by that fact alone render such provision invalid or unenforceable in any other jurisdiction.

          14.6.3 To the extent permitted by Applicable Laws, each of NAC and Clarendon hereby waives any provision of Applicable Laws which renders any provision of this Agreement prohibited or unenforceable in any respect.

     Section 14.7 No Brokers. Each of Clarendon and NAC warrants that it has not engaged any broker or finder with respect to the transactions under this Agreement, and each agrees to indemnify the other of them against, and agrees to protect the other of them from, any and all liabilities, obligations, losses, damages, claims, penalties and disbursements (including without limitation legal fees and expenses) of whatsoever kind and nature arising out of any breach by the indemnifying party of the foregoing warranty or incurred by the other of them with respect to or resulting from any claims of any broker or finder engaged by the indemnifying party.

     Section 14.8 Counterparts. This Agreement may be signed in any number of counterparts, and any single counterpart or a set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.

                                    Execution

     The parties have caused this Agreement to be duly executed as of the date first above written, whereupon it enters into full force and effect in accordance with its terms.

                                 NORTHWEST ALUMINUM COMPANY


                                 By  BRETT WILCOX
                                 Name:  Brett Wilcox
                                 Title: President


                                 CLARENDON LTD.
                                 Connecticut Branch


                                 By  S. D. TRINCA
                                 Name:  S. D. Trinca
                                 Title:  ______________________________________

                                                         Schedule 1 to
                                                         Aluminum Toll
                                                         Conversion Agreement
                                                         --------------------

                             Chemical Specifications
                             -----------------------

                Si02                       .030% maximum
                Fe2O3                      .030% maximum
                Na2O3                      .700% maximum
                TiO2                       .005% maximum
                CaO                        .070% maximum
                P2O5                       .003% maximum
                V2O5                       .003% maximum
                MnO2                       .002% maximum
                A12O3                 98-35% (on dried basis)

                                                         Schedule 2 to
                                                         Aluminum Toll
                                                         Conversion Agreement
                                                         --------------------

                             Physical Specifications
                             -----------------------

     No more than 12% by weight shall pass through a 325 mesh Tyler standard screen and no more than 10% by weight shall be retained on a 100 mesh Tyler screen using the 'dry screen method.

     The loss on ignition after drying at 300 degrees Centigrade shall not exceed 1% upon heating at 1200 degrees Centigrade as determined by Alcoa's standard method of analysis.

                                                         Schedule 3 to
                                                         Aluminum Toll
                                                         Conversion Agreement
                                                         --------------------

                       Tolling Charges under Section 6.1.1
                       -----------------------------------

                      (for Aluminum Deliveries made during
                     the period from October 1, 1986 through
                               December 31, 1987)

                       = per Pound of Aluminum delivered =

                  (* - amount applicable for column (B) price;
                     subject to proration for lesser Monthly
                    Billing Aluminum Prices in the indicated
                            range, as provided below)

Monthly Billing Aluminum                                 Tolling Charge
Price (as defined below)
         US Cents/Lb.                                     US Cents/Lb.
------------------------                                 ---------------
         (A)                                         (B)

         53.2(cent)or less                                        ***(cent)

over 53.2(cent)but not exceeding 54.0(cent)                       ***(cent)*
   "  54.0(cent)      "              55.0(cent)                   ***(cent)*
   "  55.0(cent)      "              56.0(cent)                   ***(cent)*
   "  56.0(cent)      "              57.0(cent)                   ***(cent)*
   "  57.0(cent)      "              58.0(cent)                   ***(cent)*

   "  58.0(cent)      "              59.0(cent)                   ***(cent)*
   "  59.0(cent)      "              60.0(cent)                   ***(cent)*
   "  60.0(cent)      "              61.0(cent)                   ***(cent)*
   "  61.0(cent)      "              62.0(cent)                   ***(cent)
   "  62.0(cent)      "              63.0(cent)                   ***(cent)

   "  63.0(cent)      "              64.0(cent)                   ***(cent)
   "  64.0(cent)      "              65.0(cent)                   ***(cent)
   "  65.0(cent)      "              66.0(cent)                   ***(cent)
   "  66.0(cent)      "              67.0(cent)                   ***(cent)
   "  67.0(cent)      "              68.0(cent)                   ***(cent)

   "  68.0(cent)      "              69.0(cent)                   ***(cent)
   "  69.0(cent)      "              70.0(cent)                   ***(cent)

Monthly Billing Aluminum                                 Tolling Charge
Price (as defined below)
     US Cents/Lb.                                        US Cents/Lb.
------------------------
                  (A)                                (B)

         over 70.0(cent)but not exceeding 71.0(cent)              ***(cent)
           "   71.0(cent)    "        72.0(cent)                  ***(cent)
           "   72.0(cent)    "        73.0(cent)                  ***(cent)

           "   73.0(cent)    "        74.0(cent)                  ***(cent)
           "   74.0(cent)    "        75.0(cent)                  ***(cent)
           "   75.0(cent)    "        76.0(cent)                  ***(cent)
           "   76.0(cent)    "        77.0(cent)                  ***(cent)
           "   77.0(cent)    "        78.0(cent)                  ***(cent)

           "   78.0(cent)    "        79.0(cent)                  ***(cent)
           "   79.0(cent)    "        79.333(cent)                ***(cent)

         over 79.333(cent)                                        ***(cent)

         Subject to the following conditions:

          (1) For purposes of this rate schedule, the "Monthly Billing Aluminum Price" shall mean the average price of aluminum in U.S. markets during the third calendar month prior to the month of Aluminum Delivery. For purposes of this calculation, the average price of aluminum in U.S. markets shall be the average U.S. Transaction Price reported for the month by Metals Week, in cents per Pound, rounded to the nearest one-tenth of a cent.

          (2) If the Monthly Billing Aluminum Price applicable for Aluminum Deliveries during any calendar month is greater than 53.2(cent) and less than 79.333(cent) and is not equal to a column (B) price, the Tolling Charge to be applicable for Aluminum Deliveries during that calendar month shall be prorated, if necessary, to the nearest one-thousandth of one cent. Such proration shall be based on the actual Monthly Billing Aluminum Price (as determined under clause
(1) above) and the Tolling Charges indicated opposite the column (B) prices which constitute the price range under this rate schedule which includes the actual Monthly Billing Aluminum Price.

          For example: If the Monthly Billing Aluminum Price is 57.3(cent), the Tolling Charge will be

          ***

                                       34